Item 30. Exhibit (h) i. k. 1. iv.

[_____]

AMENDMENT NO. 4 TO THE
PARTICIPATION AGREEMENT BY AND BETWEEN
GOLDMAN SACHS VARIABLE INSURANCE TRUST,
GOLDMAN SACHS & CO. LLC AND
C.M. LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 28th day of September, 2021 and amends the Participation Agreement made and entered into as of the 1st day of November, 1999, and amended on May 1, 2000, April 15, 2001, and April 6, 2011 (the “Participation Agreement”), by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the “Trust”), GOLDMAN SACHS & CO. LLC, a New York limited liability company (the “Distributor”), and C.M. LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Connecticut (the “Company”), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement.

The parties hereby agree to amend the Participation Agreement as follows:

1.	Schedule 1, 2 and 3 of the Participation Agreement are amended to include the following variable life contracts:

Amendment No. 4 to Schedule 1

Effective as of September 28, 2021, the following separate accounts of the Company are hereby added to this Schedule 1 and made subject to this Agreement:

Name of Account and Subaccounts	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
C.M. Life Variable Life Separate Account I	February 2, 1995	811-09020	SVUL C.M. VUL C.M. Electrum SelectSM

Amendment No. 4 to Schedule 2

Effective as of September 28, 2021, the following classes of Contracts are hereby added to this Schedule 2 and made subject to this Agreement:

Policy Marketing Name	SEC 1933 Act Registration	Name of Supporting Account	Annuity or Life
C.M. SVUL	333-41667	P1-98	Life
C.M. VUL	333-49457	P2-98	Life
Electrum Select	333-259818	ICC21SL18	Life

Amendment No. 4 to Schedule 3

Effective as of September 28, 2021, this Schedule 3 is hereby amended to reflect the following changes in Trust Classes and Series:

Contract Marketing Name	Trust Classes and Series
Any variable life or variable annuity contracts issued by the separate accounts referenced below. Separate Accounts: C.M. Life Variable Life Separate Account I	All Goldman Sachs Variable Insurance Trust Funds (All Share Classes)

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend Schedules 1, 2 and 3 in accordance with Article XI of the Agreement.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Date:10/12/21	By:	/s/ Frank Murphy
	Name:	Frank Murphy
	Title:	Managing Director

GOLDMAN SACHS & CO. LLC

Date:10/12/21	By:	/s/ Marci Green
	Name:	Marci Green
	Title:	Managing Director

C.M. LIFE INSURANCE COMPANY

Date:10/12/21	By:	/s/ Michael S. Dunn
	Name:	Michael S. Dunn
	Title:	Head of Institutional Insurance